Affinity Bancshares, Inc.

Announces Second Quarter 2022

Financial Results

Affinity Bancshares, Inc. (NASDAQ:“AFBI”) (the “Company”), the holding company for Affinity Bank (the “Bank”), today announced net income of $1.8 million for the three months ended June 30, 2022 as compared to $2.3 million for the three months ended June 30, 2021. For the six months ended June 30, 2022, net income was $3.6 million as compared to $4.5 million for the six months ended June 30, 2021.

	For the three months ended,
Performance Ratios:	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Return on average assets (1)	0.95%	0.97%	0.66%	0.91%	1.18%
Return on average equity (1)	6.13%	5.97%	4.36%	6.00%	7.95%
Net interest margin (1)	4.06%	4.47%	3.60%	3.74%	4.06%
Efficiency ratio	67.23%	69.00%	74.29%	65.87%	58.30%

______________________________

(1) Annualized.

Results of Operations

Net income was $1.8 million for the three months ended June 30, 2022, as compared to $2.3 million for the three months ended June 30, 2021, as a result of a decrease in Payroll Protection Program (PPP) loan related interest and fee income as we have been receiving forgiveness payments for these loans partially offset by a decrease in interest expense. Net income was $3.6 million for the six months ended June 30, 2022, as compared to $4.5 million for the six months ended June 30, 2021, as a result of lower interest and fee income on PPP loans partially offset by a decrease in interest expense primarily related to the recognition of remaining discounts upon the payoff of acquired Federal Home Loan Bank advances.

Net Interest Income and Margin

Net interest income decreased $269,000, and was $7.1 million for the three months ended June 30, 2022, compared to $7.4 million for the three months ended June 30, 2021, as a result of a decrease in Payroll Protection Program (PPP) loan related interest and fee income as we have been receiving forgiveness payments for these loans partially offset by a decrease in interest expense. Net interest income decreased $859,000, and was $14.9 million for the six months ended June 30, 2022, compared to $15.8 million for the six months ended June 30, 2021, as a result of a decrease in PPP loan related interest and fee income as we have been receiving forgiveness payments for these loans partially offset by a decrease in interest expense primarily related to the recognition of remaining discounts upon the payoff of acquired Federal Home Loan Bank advances. Average interest-earning assets decreased by $27.1 million, and was $702.9 million for the three months ended June 30, 2022, compared to $730.0 for the three months ended June 30, 2021. Average interest-earning assets decreased by $29.1 million, and was $698.1 million for the six months ended June 30, 2022, compared to $727.2 million for the six months ended June 30, 2021. This decrease was a result of the decrease in PPP loans as forgiveness payments were received for both the three- and six-month periods ended June 30, 2022. The Company’s net interest margin remained constant at 4.06% for the three months ended June 30, 2022, and June 30, 2021. Net interest margin for the six months ended June 30, 2022, decreased to 4.27% from 4.33% for the six months ended June 30, 2021. For the three months ended June 30, 2022, the cost of average interest-bearing liabilities decreased to 0.47% from 0.70% for the three months ended June 30, 2021, as a result of paying off Federal Home Loan Bank advances and decreasing deposit rates related to the decrease in market rates. For the six months ended June 30, 2022, the cost of average interest-bearing liabilities decreased to 0.02% from 0.72% for the six months ended June 30, 2021, as a result of paying off Federal Home Loan Bank advances and recognizing $1.0 million in accretion from fair value adjustments on acquired advances. The total cost of deposits was 0.46% for the three months ended June 30, 2022, compared to 0.65% for the three months ended June 30, 2021. For the six months ended June 30, 2022, the total cost of deposits was

0.47% compared to 0.69% for the six months ended June 30, 2021. The decrease was due to decreasing deposit rates related to the decrease in market rates for both the three- and six-month periods ended June 30, 2022.

Provision for Loan Losses

For the three months ended June 30, 2022, the provision for loan loss expense was $217,000 compared to $300,000 for the three months ended June 30, 2021. For the six months ended June 30, 2022, the provision for loan loss expense was $467,000 compared to $750,000 for the six months ended June 30, 2021. We increased our provision expense in 2021 due to the uncertainty related to the COVID-19 pandemic. We continue to assess current economic conditions when determining the level of provision expense. Net loan charge offs were $25,000 for the six months ended June 30, 2022, compared to net loan recoveries of $276,000 for the six months ended June 30, 2021.

Non-interest Income

For the three months ended June 30, 2022, noninterest income increased $42,000 to $648,000 compared to $606,000 for the three months ended June 30, 2021. For the six months ended June 30, 2022, noninterest income decreased $91,000 to $1.2 million compared to $1.3 million for the six months ended June 30, 2021. This was a result of the decrease in other non-interest income as income was received in 2021 for a bank-owned life insurance death benefit claim and no such benefit claim was received in 2022.

Non-interest Expense

Operating expenses increased $564,000, and were $5.2 million for the three months ended June 30, 2022, compared to $4.7 million for the three months ended June 30, 2021. For the six months ended June 30, 2022, operating expenses increased $431,000, and were $11.0 million for the six months ended June 30, 2022, compared to $10.6 million for the six months ended June 30, 2021. The increase in salaries and employee benefits were due to the Company’s strategic initiative to attract and retain talent for both the three- and six-month periods ended June 30, 2022.

Income Tax Expense

We recorded income tax expense of $552,000 for three months ended June 30, 2022, compared to $725,000 for the three months ended June 30, 2021. For the six months ended June 30, 2022, income tax expense was $1.1 million compared to $1.3 million for the six months ended June 30, 2021. The lower tax expense for both the three- and six-month periods ended June 30, 2022, was primarily due to lower pretax income.

Financial Condition

Total assets decreased by $21.4 million to $766.7 million at June 30, 2022, from $788.1 million at December 31, 2021. The decrease was due primarily to a decrease in cash and cash equivalents of $56.4 million due to paying off Federal Home Loan Bank advances, partially offset by an increase in net loans. Cash and equivalents decreased $56.4 million, to $55.0 million at June 30, 2022, from $111.8 million at December 31, 2021, as excess liquidity was utilized to payoff Federal Home Loan Bank advances. Total investment securities available for sale decreased by $4.0 million at June 30, 2022, as compared to December 31, 2021, as our unrealized loss on the investment portfolio increased due to the rise in interest rates. Total net loans increased $38.5 million to $614.4 million at June 30, 2022 from $575.8 million at December 31, 2021, including Paycheck Protection Program (PPP) loans of $916,000 and $17.9 million at June 30, 2022 and December 31, 2021, respectively. Loans increased due to our continued success with our strategic initiatives to grow organically and diversify our loan portfolio. This includes adding additional lenders to our business development team. Deposits increased by $11.4 million to $626.2 million at June 30, 2022 compared to $614.8 million at December 31, 2021, which reflected an increase in interest-bearing, market rate, and non-interest-bearing deposits of $23.0 million. The loan-to-deposit ratio at June 30, 2022 was 98.1%, as compared to 93.7% at December 31, 2021. Stockholders’ equity decreased to $115.4 million at June 30, 2022, as compared to $121.0 million at December 31, 2021, primarily due to the decrease in additional paid in capital from the repurchase of 308,602 shares of common stock totaling $4.8 million with an average price per share of $15.48 as well as an increase in accumulated other comprehensive loss related to our investment portfolio.

Asset Quality

The Company’s non-performing loans remained constant at $7.0 million at June 30, 2022 and December 31, 2021. The allowance for loan losses as a percentage of non-performing loans was 129.5% at June 30, 2022, as compared to 122.1% at December 31, 2021. The Company’s allowance for loan losses was 1.44% of total loans at June 30, 2022, as compared to 1.46% of total loans at December 31, 2021.

About Affinity Bancshares, Inc.

The Company is a Maryland corporation based in Covington, Georgia. The Company’s banking subsidiary, Affinity Bank, opened in 1928 and currently operates a full-service office in Atlanta, Georgia, two full-service offices in Covington, Georgia, and a loan production office serving the Alpharetta and Cumming, Georgia markets.

Forward-Looking Statements

In addition to historical information, this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which describe the future plans, strategies and expectations of the Company. Forward-looking statements can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “contemplate,” “continue,” “target” and words of similar meaning. Forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Accordingly, you should not place undue reliance on such statements. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this report. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in general economic conditions, interest rates and inflation; changes in asset quality; our ability to access cost-effective funding; fluctuations in real estate values; changes in laws or regulations; changes in technology; failures or breaches of our IT security systems; our ability to introduce new products and services and capitalize on growth opportunities; our ability to successfully integrate acquired operations or assets; changes in accounting policies and practices; our ability to retain key employees; the impact of the COVID-19 pandemic; and the effects of natural disasters and geopolitical events. These risks and other uncertainties are further discussed in the reports that the Company files with the Securities and Exchange Commission.

Average Balance Sheets

The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as the effects would be immaterial. All average balances are monthly average balances. Non-accrual loans were included in the computation of average balances. The yields set forth below include the effect of deferred fees, discounts, and premiums that are amortized or accreted to interest income or interest expense.

	For the Three Months Ended June 30,
	2022			2021
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans excluding PPP loans	$609,646	$7,212	4.73%	$505,912	$6,310	4.99%
PPP loans	3,750	71	7.58%	107,154	1,687	6.30%
Securities	46,461	279	2.40%	29,619	163	2.20%
Interest-earning deposits	41,856	79	0.76%	84,950	39	0.18%
Other investments	1,187	12	3.95%	2,346	18	3.06%
Total interest-earning assets	702,900	7,653	4.36%	729,981	8,217	4.50%
Non-interest-earning assets	51,662			57,220
Total assets	$754,562			$787,201

Interest-bearing liabilities:
Savings accounts	$82,478	87	0.42%	$93,598	103	0.44%
Interest-bearing checking accounts	97,618	45	0.19%	84,571	44	0.21%
Market rate checking accounts	150,863	93	0.25%	131,466	128	0.39%
Certificates of deposit	90,194	259	1.15%	108,936	409	1.50%
Total interest-bearing deposits	421,153	484	0.46%	418,571	684	0.65%
FHLB advances	14,341	27	0.76%	45,610	123	1.08%
Other borrowings	137	1	1.71%	—	—	—
Total interest-bearing liabilities	435,631	512	0.47%	464,181	807	0.70%
Non-interest-bearing liabilities	202,296			206,119
Total liabilities	637,927			670,300
Total stockholders' equity	116,635			116,901
Total liabilities and stockholders' equity	$754,562			$787,201
Net interest income		$7,141			$7,410
Net interest rate spread (1)			3.89%			3.80%
Net interest-earning assets (2)	$267,269			$265,800
Net interest margin (3)			4.06%			4.06%
Average interest-earning assets to interest- bearing liabilities	161.35%			157.26%

(1)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.

(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(3) Net interest margin represents net interest income divided by average total interest-earning assets.

	For the Six Months Ended June 30,
	2022			2021
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans excluding PPP loans	$596,429	$14,004	4.70%	$501,596	$12,514	4.99%
PPP loans	8,035	275	6.84%	115,260	4,577	7.94%
Securities	47,549	539	2.27%	26,701	256	1.92%
Interest-earning deposits	45,026	97	0.43%	81,469	82	0.20%
Other investments	1,094	17	3.21%	2,169	36	3.29%
Total interest-earning assets	698,133	14,932	4.28%	727,195	17,465	4.80%
Non-interest-earning assets	52,661			55,514
Total assets	$750,794			$782,709

Interest-bearing liabilities:
Savings accounts	$84,326	169	0.40%	$93,881	210	0.45%
Interest-bearing checking accounts	96,949	87	0.18%	90,509	95	0.21%
Market rate checking accounts	147,677	182	0.25%	127,858	261	0.41%
Certificates of deposit	92,318	549	1.19%	119,366	915	1.53%
Total interest-bearing deposits	421,270	987	0.47%	431,614	1,481	0.69%
FHLB advances	11,596	(948)	(16.35)%	37,624	219	1.16%
Other borrowings	69	1	1.70%	69	14	41.69%
Total interest-bearing liabilities	432,935	41	0.02%	469,307	1,714	0.72%
Non-interest-bearing liabilities	198,680			201,098
Total liabilities	631,615			670,405
Total stockholders' equity	119,179			112,304
Total liabilities and stockholders' equity	$750,794			$782,709
Net interest income		$14,891			$15,751
Net interest rate spread (1)			4.26%			4.08%
Net interest-earning assets (2)	$265,197			$257,888
Net interest margin (3)			4.27%			4.33%
Average interest-earning assets to interest-bearing liabilities	161.26%			154.95%

(1) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average total interest-earning assets.

AFFINITY BANCSHARES, INC.

Consolidated Balance Sheets

	June 30, 2022	December 31, 2021
	(unaudited)	(audited)
	(In thousands)
Assets

Cash and due from banks, including reserve requirement of $0 at June 30, 2022 and December 31, 2021	$8,111	$16,239
Interest-earning deposits in other depository institutions	47,288	95,537
Cash and cash equivalents	55,399	111,776
Investment securities available-for-sale	44,551	48,557
Other investments	1,400	2,476
Loans, net	614,358	575,825
Other real estate owned	3,538	3,538
Premises and equipment, net	4,048	3,783
Bank owned life insurance	15,549	15,377
Intangible assets	18,653	18,749
Accrued interest receivable and other assets	9,183	8,007
Total assets	$766,679	$788,088

Liabilities and Stockholders' Equity

Liabilities:
Savings accounts	$82,742	$86,745
Interest-bearing checking	96,176	91,387
Market rate checking	159,900	145,969
Non-interest-bearing checking	198,177	193,940
Certificates of deposit	89,180	96,758
Total deposits	626,175	614,799
Federal Home Loan Bank advances	20,000	48,988
Accrued interest payable and other liabilities	5,133	3,333
Total liabilities	651,308	667,120

Stockholders' equity:
Common stock (par value $0.01 per share, 40,000,000 shares authorized; 6,590,362 issued and outstanding at June 30, 2022 and 6,872,634 issued and outstanding at December 31, 2021	65	69
Preferred stock (10,000,000 shares authorized, no shares outstanding at June 30, 2022 and December 31, 2021	—	—
Additional paid in capital	63,497	68,038
Unearned ESOP shares	(4,899)	(5,004)
Retained earnings	61,797	58,223
Accumulated other comprehensive loss	(5,089)	(358)
Total stockholders' equity	115,371	120,968
Total liabilities and stockholders' equity	$766,679	$788,088

AFFINITY BANCSHARES, INC.

Consolidated Statements of Income

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In thousands)
Interest income:
Loans, including fees	$7,283	$7,997	$14,279	$17,091
Investment securities, including dividends	291	181	556	292
Interest-earning deposits	79	39	97	82
Total interest income	7,653	8,217	14,932	17,465
Interest expense:
Deposits	484	684	987	1,481
Borrowings	28	123	(947)	233
Total interest expense	512	807	40	1,714
Net interest income before provision for loan losses	7,141	7,410	14,892	15,751
Provision for loan losses	217	300	467	750
Net interest income after provision for loan losses	6,924	7,110	14,425	15,001
Noninterest income:
Service charges on deposit accounts	393	376	785	709
Other	255	230	458	625
Total noninterest income	648	606	1,243	1,334
Noninterest expenses:
Salaries and employee benefits	2,959	2,511	5,901	4,894
Deferred compensation	64	62	131	126
Occupancy	541	644	1,123	1,696
Advertising	118	100	198	180
Data processing	497	517	990	999
Other real estate owned	—	7	—	19
Net (gain) on sale of other real estate owned	—	(126)	—	(127)
Legal and accounting	203	226	385	402
Organizational dues and subscriptions	133	91	264	161
Director compensation	51	50	102	100
Federal deposit insurance premiums	52	67	112	140
Writedown of premises and equipment	—	—	—	873
FHLB prepayment penalties	—	—	647	—
Other	619	524	1,142	1,101
Total noninterest expenses	5,237	4,673	10,995	10,564
Income before income taxes	2,335	3,043	4,673	5,771
Income tax expense	552	725	1,099	1,321
Net income	$1,783	$2,318	$3,574	$4,450
Basic earnings per share	$0.27	$0.34	$0.53	$0.65
Diluted earnings per share	$0.27	$0.34	$0.53	$0.64

AFBI Selected Data

Earnings

($ in thousands)
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$2,318
$1,033
$1,805
$1,151
$1,318
$1,072
$1,791
$1,634
$1,783
$1,729
2021Q2
2021Q3
2021Q4
2022Q1
2022Q2
Net Earnings
Net Earnings **

**Excludes income from PPP interest and fees. See Non-GAAP Reconciliation

Gross Loans

($ in thousands)
$640,000
$620,000
$600,000
$580,000
$560,000
$540,000
$520,000
$500,000
$480,000
$518,244
$539,639
$566,498
$594,617
$622,005
2021Q2
2021Q3
2021Y
2022Q1
2022Q2
Gross Loans *

*Excludes PPP loans, deferred loan fees, and other adjustments. See Non-GAAP Reconciliation

Deposit Composition

Certificate of deposits 14%
Savings accounts 13%
Interest - bearing checking 15%
Non -interest - bearing checking 32%
Money market accounts 26%

Loan Composition

Residential mortgage 1 -4 family 9%
Consumer installment 15%
Commercial real estate (owner occupied) 25%
Construction, land and acquisition & development 6%
Commercial real estate (non-owner occupied) 20%
Commercial and industrial 25%

AFBI Share Information

Stock Price

$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$12.97
$14.05
$15.40
$15.71
$14.85
2021Q2
2021Q3
2021Q4
2022Q1
2022Q2
Stock Price

Stock Price to Tangible Book Value

120.00%
110.00%
100.00%
90.00%
80.00%
70.00%
90.23%
95.69%
103.54%
106.48%
101.19%
2021Q2
2021Q3
2021Q4
2022Q1
2022Q2
Stock Price to TBV

Book Value Per Share

$20.00
$19.00
$18.00
$17.00
$16.00
$15.00
$14.00
$17.12
$17.42
$17.60
$17.58
$17.51
2021Q2
2021Q3
2021Q4
2022Q1
2022Q2
Book Value Per Share

Tangible Book Value Per Share

$18.00
$16.00
$14.00
$12.00
$10.00
$14.37
$14.68
$14.87
$14.75
$14.68
2021Q2
2021Q3
2021Q4
2022Q1
2022Q2
Tangible Book Value Per Share *

* Tangible book value per share equals book value per share minus intangible assets (goodwill and core deposit intangible).

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with GAAP. The Company’s management believes that the supplemental non-GAAP information, which consists of reported net income less interest and fees income on PPP loans provides a better comparison of the amount of the Company’s earnings. Management also believes that reported loans less PPP loans, deferred loan fees and other loan adjustments (consisting of loans in process), provides a better comparison of the amount of the Company’s loan portfolio. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Refer to the Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of these items.

	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
	(In thousands)
Non-GAAP Reconciliation
Total Loans	$ 623,359	$ 601,693	$ 584,384	$ 571,170	$ 590,011
Plus:
Fair Value Marks	1,157	1,239	1,350	1,422	1,529
Deferred Loan fees	873	958	958	1,077	1,666
Less:
Payroll Protection
Program Loans	916	7,146	18,124	32,204	73,020
Indirect Auto
Dealer Reserve	2,386	2,058	1,846	1,724	1,495
Other Loan
Adjustments	82	69	224	102	447
Gross Loans	$ 622,005	$ 594,617	$ 566,498	$ 539,639	$ 518,244

	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
	(In thousands)
Non-GAAP Reconciliation
Net Income	$ 1,783	$ 1,791	$ 1,318	$ 1,805	$ 2,318
Less:
PPP Interest Income	9	30	59	121	269
PPP Fee Income	62	174	271	741	1,419
Plus:
Tax Effect	17	47	84	208	403
Non-GAAP Net Income	$ 1,729	$ 1,634	$ 1,072	$ 1,151	$ 1,033

	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
	(In thousands)
Non-GAAP Reconciliation
Total Equity	$ 115,371	$ 116,358	$ 120,968	$ 119,703	$ 117,635
Minus:
Goodwill	17,219	17,219	17,219	17,219	17,219
Core Deposit Intangible	1,435	1,483	1,530	1,578	1,626
Tangible Common Equity	96,717	97,656	102,219	100,906	98,790
Divided By:
Outstanding Shares	6,590	6,619	6,873	6,873	6,873
Tangible Book Value Per Share	$ 14.68	$ 14.75	$ 14.87	$ 14.68	$ 14.37